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                                                                    EXHIBIT 23.2

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Raytheon Company

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, stockholders' equity and cash flows present fairly, in all material respects, the financial position of Raytheon Company and its subsidiaries at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

As discussed in Note A to the financial statements, the Company adopted the American Institute of Certified Public Accountants Statement of Position 98-5, Reporting on the Costs of Start- Up Activities, in 1999.



Boston, Massachusetts
January 24, 2002, except as to the second, sixth and ninth paragraphs of Note B, the fourth paragraph of Note C, the sixth paragraph of Note P, and the information in Note T, as to which the date is March 12, 2002.



                      REPORT OF INDEPENDENT ACCOUNTANTS ON
                          FINANCIAL STATEMENT SCHEDULE


To the Board of Directors and Stockholders of Raytheon Company:

Our audits of the consolidated financial statements referred to in our report dated January 24, 2002, except as to the second, sixth and ninth paragraphs of Note B, the fourth paragraph of Note C, the sixth paragraph of Note P and the information in Note T, as to which the date is March 12, appearing in the 2001 Annual Report to Stockholders of Raytheon Company, which report and consolidated financial statements are included in Exhibit 13 to this Form 10-K also included an audit of the financial statement schedule listed in Item 14(a)(2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.


PricewaterhouseCoopers LLP

Boston, Massachusetts
January 24, 2002